EXHIBIT 11

                                WATER CHEF, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                 MARCH 31, 1997


Common shares outstanding beginning of period ................   16,836,574

Effect of weighting shares:
        Shares issued ........................................           --
                                                                -----------

Weighted shares ..............................................   16,836,574
                                                                ===========

          The net loss per share was calculated as follows:

Net loss.....................................................   $   (62,081)
                                                                ===========

Weighted shares ..............................................   16,836,574
                                                                ===========

          NET LOSS PER COMMON AND COMMON EQUIVALENT SHARES

Net loss per share                                              $        (0)
                                                                ===========